SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported): May 1, 2002


                              Hybrid Networks, Inc.
             (Exact name of registrant as specified in this charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



           0-23289                                    77-02520931

(Commission File Number)                 (I.R.S. Employer Identification Number)



                  6409 Guadalupe Mines Road, San Jose, CA 95120
               (Address of principal executive offices) (Zip Code)


                                 (408) 323-6250
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  Other Events.


On May 1, 2002, Hybrid Networks, Inc. received a Notice of Default of the $5.5 million Senior Secured Convertible Debenture due 2002, dated April 30, 1997 (the "Debenture"), from the holder of such Debenture. Pursuant to the terms of the Debenture, Hybrid was obligated to pay $5.5 million on April 30, 2002 in repayment of the Debenture. The obligation to repay the Debenture is secured by all the assets of the Company. Hybrid was unable to repay the Debenture on April 30, 2002. Hybrid has been advised by the Debenture holder that the holder intends to exercise its rights in respect of the security interest the holder has pursuant to the terms of the California Uniform Commercial Code and all other applicable law and equitable principles.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  May 2, 2002                Hybrid Networks, Inc.



                                   By:    /s/ Michael D. Greenbaum
                                          -------------------------------------
                                          Michael D. Greenbaum
                                          President and Chief Executive Officer